                                                                 EXHIBIT h(5)(i)

                               AMENDED SCHEDULE A

                                     TO THE

                            ADMINISTRATION AGREEMENT

                                     BETWEEN

                                ING EQUITY TRUST

                                       AND

                            ING FUNDS SERVICES, LLC

SERIES                                                      ADMINISTRATIVE FEE
------                                                      ------------------
                                                 (as a percentage of average daily net assets)
ING Convertible Fund                                              0.10%
ING Disciplined Large Cap Fund                                    0.10%
ING Equity and Bond Fund                                          0.10%
ING LargeCap Growth Fund                                          0.10%
ING LargeCap Value Fund                                           0.10%
ING MidCap Opportunities Fund                                     0.10%
ING MidCap Value Fund                                             0.10%
ING Real Estate Fund                                              0.10%
ING SmallCap Opportunities Fund                                   0.10%
ING SmallCap Value Fund                               .           0.10%
ING Tax Efficient Equity Fund                                     0.10%